EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of

CARE CONCEPTS I, INC.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Care Concepts I, Inc. (the “Company”), Registration number 333-101863, of our report dated March 30, 2003 (except for Note 8 as to which date is July 16, 2003), relating to the financial statements of the Company, appearing in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

William J. Hadaway, C.P.A.

Orlando, Florida

June 28, 2004